UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 6, 2012
Date of Report (Date of earliest event reported)

MIDWAY GOLD CORP.
(Exact name of registrant as specified in its charter)

British Columbia	001-33894	98-0459178
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Point at Inverness, Suite 280, 8310 South Valley Highway
Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

(720)  979-0900
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 6, 2012, Midway Gold Corp. (the “Registrant”) entered into a warrant indenture (the “Warrant Indenture”) between the Registrant and Computershare Trust Company of Canada, as the warrant agent.

Under the terms of the Warrant Indenture, each whole common share purchase warrant (the “Warrant”) entitles the holder (the “Warrantholder”) to purchase one share of the Registrant’s common stock issuable upon the exercise of the Warrant (the “Warrant Share”) at a price of $1.85.  The Warrants will be exercisable at any time prior to 5:00 p.m. (Vancouver time) on that date which is 18 months after July 6, 2012 (the “Expiry Time”), after the Expiry Time, the Warrants will expire and become null and void. The exercise price for the Warrants is payable in United States dollars.

The Warrant Indenture allows the Registrant to accelerate the Expiry Time of the Warrants to a date 30 days after giving notice to the Warrantholder if the Registrant’s common shares trade at a closing price of greater than $2.10 per share for a period of 20 consecutive trading days on the NYSE MKT LLC.

The Warrant Indenture provides for an adjustment in the number of Warrant Shares issuable upon the exercise of the Warrants and/or the exercise price per Warrant Share upon the occurrence of certain events, including:  (i) the issuance of the Registrant’s common shares or securities exchangeable for or convertible into the Registrant’s common shares to all or substantially all of the holders of the Registrant’s common shares as a stock dividend or other distribution (other than a distribution of the Registrant’s common shares upon the exercise of Warrants);  (ii) the subdivision, redivision or change of the Registrant’s common shares into a greater number of shares; (iii) the reduction, combination or consolidation of the Registrant’s common shares into a lesser number of shares; (iv) the issuance to all or substantially all of the holders of the Registrant’s common shares of rights, options or warrants under which such holders are entitled, during a period expiring not more than 45 days after the record date for such issuance, to subscribe for or purchase the Registrant’s common shares, or securities exchangeable for or convertible into the Registrant’s common shares, at a price per share to the holder (or at an exchange or conversion price per share) of less than 95% of the current market price, as defined in the Warrant Indenture, for the Registrant’s common shares on such record date; and (v) the issuance or distribution to all or substantially all of the holders of the common shares of shares of any class other than the Registrant’s common shares, rights, options or warrants to acquire the Registrant’s common shares or securities exchangeable or convertible into the Registrant’s common shares, of evidences of indebtedness, or any property or other assets.

The foregoing summary of certain provisions of the Warrant Indenture is qualified in its entirety by reference to the Warrant Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and which is hereby incorporated by reference into this Item 1.01.

Item 7.01. Regulation FD Disclosure.

On July 6, 2012, the Registrant issued a press release announcing the closing of its previously announced unit offering in Canada and the United States for aggregate gross proceeds of US$15,694,799.  A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Exhibits.

The following Exhibits relating to Item 7.01 are intended to be furnished to, not filed with, the Commission pursuant to Regulation FD.

Exhibit	Description
4.1	Warrant Indenture, dated July 6, 2012*
99.1	Press Release dated July 6, 2012**
*
The foregoing Exhibit is hereby incorporated by reference into the Registrant’s Registration Statement on Form S-3 (File No. 333-172009), filed with the SEC of February 2, 2012 and declared effective on February 14, 2012, pursuant to the United States Securities Act of 1933, as amended.

**	The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GOLD CORP.

DATE: July 6, 2012	By:	/s/ “Kenneth A. Brunk”
Kenneth A. Brunk President, Chairman and Chief Executive Officer

EXHIBIT INDEX

The following Exhibits relating to Item 7.01 are intended to be furnished to, not filed with, the Commission pursuant to Regulation FD.

Exhibit	Description
4.1	Warrant Indenture, dated July 6, 2012*
99.1	Press Release dated July 6, 2012**
*
The foregoing Exhibit is hereby incorporated by reference into the Registrant’s Registration Statement on Form S-3 (File No. 333-172009), filed with the SEC of February 2, 2012 and declared effective on February 14, 2012, pursuant to the United States Securities Act of 1933, as amended.

**	The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.